Exhibit 99.1

For Immediate Release	Contact: Investor Relations at
Janel Corporation
(718) 527-3800
IR@janelgroup.net

Janel CORPORATION ACQUIRES LIBERTY INTERNATIONAL, INC.

LYNBROOK, NY – August 17, 2015 -- Janel Corporation (OTCQB: JANL), a full-service global provider of integrated transportation logistics, announced today its acquisition of Liberty International, Inc., a Rhode Island-based provider of integrated logistics services, in a stock purchase which closed on August 14, 2015.

Under the terms of the deal, Liberty will continue to function as a separate business unit, headquartered in Pawtucket, RI. It will be led by Karen Kenney, a 30-year employee of Liberty, in her new role as President of Liberty. Founders Nick Cioe and Ken Charnley will continue in their current sales and finance roles.

The Janel and Liberty teams look forward to collaborating closely as they enter their next phase of growth, to everage synergies, such as common IT systems, web portal and commitment to personalized service, to enhance product offerings. Janel fully anticipates that the combined experience of the Janel and Liberty teams will allow clients to receive best-in-class logistics solutions.

"We believe that this transaction delivers terrific value to our customers and vendor partners and is an endorsement of the great success our team has enjoyed throughout the past 33 years,” commented Nick Cioe. Ken Charnley said, “We look forward to bringing our team’s experience and knowledge to the Janel organization, and leveraging Janel’s resources to the advantage of our customers and staff.”

Brendan Killackey, Chief Executive Officer of Janel, commented “Liberty has all of the ingredients that we look for in a new division: a strong, recognized brand, a track record of success and a reputation for delivering high quality service while building long term value for its customers. We are very excited about our partnership with the Liberty team.”

With this transaction, Janel employs approximately 108 employees, increases its footprint to 11 US and global locations and generates approximately $82MM per year in gross revenues.

To be included in Janel’s database for Corporate Press Releases and industry updates, investors are invited to send their e-mail address to: IR@janelgroup.net.

About Liberty International, Inc.

Liberty International is a provider of personalized, customized, global integrated logistics solutions. Liberty provides value added service as a catalyst to help customers work better, and is a single source for customers’ supply chain needs delivered through world class technology including web based tracking and purchase order management systems.

About Janel Corporation

Through its wholly-owned subsidiary, Janel Corporation is a global provider of integrated logistics; including domestic and international freight forwarding via multi-modal carriers, leading-edge, end-to-end, supply-chain technology, customs brokerage, warehousing and distribution, and other transportation-related services. With offices throughout the U.S. (New York, New Jersey, Chicago, Los Angeles, Atlanta and Philadelphia) and a network of independent international agents in approximately 52 countries, the Company provides the comprehensive logistics services and technology necessary to handle its customers' shipping needs throughout the world. Cargo can be transported via air, sea or land, and Janel's national network of locations can manage the shipment and/or receipt of cargo into or out of any location in the United States. Janel is registered as an Ocean Transportation Intermediary and licensed as a FMC Licensed Freight Forwarder by the Federal Maritime Commission.

Janel Corporation's headquarters is located in Lynbrook, New York and its common stock is listed on the OTCQB Bulletin Board under the symbol "JANL". Additional information on the Company is available on its website at http://www.janelgroup.net

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "intend," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's dependence upon conditions in the air, ocean and land-based freight forwarding industry, the size and resources of many competitors, the need for the Company to effectively integrate acquired businesses and to successfully deliver its primary services, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission, including its most recent Form 8-K, Form 10-Q and Form 10-K filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Investor Relations

Janel Corporation

(718) 527-3800

IR@janelgroup.net